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                                                                    EXHIBIT 99.1

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   NOVEMBER 08, 2002

                   WILLIAMS WILL RESPOND TO GOVERNMENT INQUIRY

TULSA, OKLA. -- Williams (NYSE:WMB) said it has received a subpoena today for information related to its participation in the California energy market.

Williams received the subpoena from the U.S. Attorney in the Northern District of California as part of a grand jury investigation. Williams will cooperate with the U.S. Attorney's request, as it has with other government organizations inquiring into similar issues.

ABOUT WILLIAMS (NYSE: WMB)

Williams moves, manages and markets a variety of energy products, including natural gas, liquid hydrocarbons, petroleum and electricity. Based in Tulsa, Okla., Williams' operations span the energy value chain from wellhead to burner tip. Company information is available at www.williams.com.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.

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CONTACT INFORMATION:
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
 Kelly Swan         Williams Media Relations       918-573-6932         kelly.swan@williams.com
Richard George      Williams Investor Relations    918-573-3679       richard.george@williams.com
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